SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-11(c)

    Lionbridge Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on Monday, May 3, 2010, at 10:00 A.M., at our corporate headquarters located at 1050 Winter Street, Waltham, Massachusetts. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to vote in one of the following three ways: (1) by requesting a paper copy of the proxy card, signing and dating the proxy card and returning it where indicated, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

For the Board of Directors,

Rory J. Cowan

Chairman, Chief Executive Officer and President

LIONBRIDGE TECHNOLOGIES, INC.

1050 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

(781) 434-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, MAY 3, 2010

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 A.M, Eastern Time, on Monday, May 3, 2010, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1. To elect two members to the Board of Directors to serve for a three-year term as Class II Directors;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Lionbridge’s independent auditors for the fiscal year ending December 31, 2010.

The Board of Directors has fixed the close of business on March 5, 2010, as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. This year, SEC rules allow us to furnish proxy materials to our shareholders on the internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a shareholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card to the address indicated.

You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 1050 Winter Street, Waltham, Massachusetts, for a period of ten (10) days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

Margaret A. Shukur,

Secretary

Waltham, Massachusetts

March 18, 2010

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO APRIL 19, 2010 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT.

PROXY STATEMENT

March 18, 2010

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Monday, May 3, 2010 (the “Annual Meeting”) at 10:00 A.M., local time, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to elect two members to the Board of Directors of the Company to serve for a three-year term as Class II Directors (the “Class II Directors”), and ratify the appointment of PricewaterhouseCoopers LLP as Lionbridge’s independent auditors for the fiscal year ending December 31, 2010.

This Proxy Statement and form of proxy will be mailed to stockholders on or about March 22, 2010.

Only stockholders of record at the close of business on March 5, 2010 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 59,560,839 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class II Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. On all other matters being submitted to stockholders, the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All shares represented by proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to our Investor Relations department as detailed in our “Stockholder Communications with the Board and the Company” discussion below.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 2, 2010 for (i) each director of Lionbridge, (ii) the Chief Executive Officer of Lionbridge, the Chief Financial Officer of Lionbridge, and each of Lionbridge’s other Executive Officers and (iii) all of the directors and Executive Officers of Lionbridge as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	4,910,391	8.24%
Edward A. Blechschmidt(5) 202 S. Radnor-Chester Road Villanova, PA 19085	98,163	*
Guy L. de Chazal(6) 68 Wheatley Rd Brookville, NY 11545	247,578	*
Steven R. Fisher(7) c/o Novelis, Inc. 3399 Peachtree Road Atlanta, GA 30326	15,000	*
Paul Kavanagh(8) 19 Eagle Drive Fancourt Residential Estate George 6530, South Africa	244,330	*
Claude P. Sheer(9) 5 Pillsbury Drive Scarborough, ME 04074	95,538	*
Henri Broekmate(10)	471,964	*
Satish Maripuri(11)	797,319	1.34%
Donald M. Muir(12)	426,089	*
Paula Shannon(13)	801,030	1.34%
All Executive Officers and directors as a group (10 persons)(14)	8,107,402	13.60%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 59,598,339 shares of Common Stock outstanding as of March 2, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 2, 2010 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 1,376,054 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 2, 2010. Also includes (i) 16,250 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2011; (ii) 100,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2011 and 2012; (iii) 65,813 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2011, 2012 and 2013; (iv) 157,250 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2010, 2011, 2012 and 2013; (v) 240,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2011, 2012, 2013 and 2014; (vi) 200,000 shares of Common Stock subject to restrictions on disposition that lapse ratably upon achievement of certain performance criteria; and (vii) 80,000 shares of Common stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(5)	Includes 73,750 shares deemed to be beneficially owned by Mr. Blechschmidt pursuant to options exercisable within 60 days of March 2, 2010.

(6)	Includes 73,750 shares deemed to be beneficially owned by Mr. de Chazal pursuant to options exercisable within 60 days of March 2, 2010.

(7)	Includes 15,000 shares deemed to be beneficially owned by Mr. Fisher pursuant to options exercisable within 60 days of March 2, 2010.

(8)	Includes 50,250 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 2, 2010.

(9)	Represents 75,250 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 2, 2010.

(10)	Includes 170,454 shares deemed to be beneficially owned by Mr. Broekmate pursuant to options exercisable within 60 days of March 2, 2010. Also includes (i) 5,500 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2011; (ii) 30,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2011 and 2012; (iii) 15,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on October 28, 2010, 2011 and 2012; (iv) 20,250 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2011, 2012 and 2013; (v) 62,125 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2010, 2011, 2012 and 2013; (vi) 120,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2011, 2012, 2013 and 2014; and (vii) 40,000 shares of Common Stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(11)

Includes 424,375 shares deemed to be beneficially owned by Mr. Maripuri pursuant to options exercisable within 60 days of March 2, 2010. Also includes (i) 7,500 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2011; (ii) 40,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2011 and 2012; (iii) 15,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on October 28, 2010, 2011 and 2012; (iv) 27,844 shares of

Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2011, 2012 and 2013; (v) 70,375 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2010, 2011, 2012 and 2013; 120,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2011, 2012, 2013 and 2014; and (vi) 40,000 shares of Common Stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(12)	Includes 106,875 shares deemed to be beneficially owned by Mr. Muir pursuant to options exercisable within 60 days of March 2, 2010. Also includes (i) 30,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 17, 2010 and 2011; (ii) 27,844 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2011, 2012 and 2013; (iii) 70,375 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2010, 2011, 2012 and 2013; (iv) 120,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2011, 2012, 2013 and 2014; and (v) 40,000 shares of Common Stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(13)	Includes 399,844 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of March 2, 2010. Also includes (i) 5,500 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2011; (ii) 30,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 25, 2011 and 2012; (iii) 7,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on October 28, 2010, 2011 and 2012; (iv) 20,250 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 5, 2011, 2012 and 2013; (v) 62,125 shares of Common Stock subject to restrictions on disposition that lapse ratably on May 14, 2010, 2011, 2012 and 2013; (vi) 120,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2011, 2012, 2013 and 2014; and (vii) 40,000 shares of Common Stock subject to restrictions on disposition that lapse upon achievement of certain performance criteria.

(14)	Includes 2,765,602 shares of Common Stock which the directors and Executive Officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 2, 2010. Also includes 2,046,501 shares of Common Stock subject to restrictions on disposition that lapse over time.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 2, 2010 as to the persons and any groups, who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Lionbridge Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Franklin Resources Inc.(4) Charles B. Johnson Rupert H. Johnson, Jr. Franklin Templeton Portfolio Advisors, Inc. One Franklin Parkway San Mateo CA 94403-1906	3,348,728	5.62%
Glenhill Advisors LLC, Glenn J. Krevin and Glenhill Capital Management, LLC(5) 598 Madison Avenue, 12th Floor New York, NY 10022	5,729,097	9.61%
Rutabaga Capital Management(6) 64 Broad Street, 3rd Floor Boston, MA 02109	5,465,779	9.17%
Tocqueville Asset Management LP(7) 40 West 57th Street, 19th Floor New York, NY 10019	4,237,030	7.11%
William Blair & Company LLC(8) 222 W. Adams Chicago, IL 60606	5,457,509	9.16%

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 59,598,339 shares of Common Stock outstanding as of March 2, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Information obtained from Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on or about January 27, 2010. Franklin Templeton Portfolio Advisors, Inc. (“FTPA”) has sole voting and dispositive power with respect to the 3,348,728 shares. FTPA is an investment manager subsidiary of Franklin Resources, Inc. (“FRI”) and Charles B. Johnson and Rupert H. Johnson, Jr. are investment management clients of FTPA. FTPA is granted sole voting and dispositive power pursuant to an investment management contract with each investment management client.

(5)	Information obtained from Schedule 13G/A filed by Glenhill Advisors L.L.C. with the Securities and Exchange Commission on or about February 16, 2010. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, a security holder of the issuer, managing member of Glenhill Concentrated Long Master Fund, LLC, a security holder of the issuer, and sole shareholder of Glenhill Capital Overseas GP, Ltd. Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP, a security holder of the issuer.

(6)	Information obtained from Schedule 13G/A filed by Rutabaga Capital Management with the Securities and Exchange Commission on or about February 9, 2010. Rutabaga Capital Management is an investment adviser and has sole voting power with respect to 4,008,227 shares, shared power to vote with respect to 1,457,552 of the shares and has sole dispositive power with respect to all 5,465,779 shares.

(7)	Information obtained from Schedule 13G filed by Tocqueville Asset Management, LP, an investment advisor, with the Securities and Exchange Commission on or about January 29, 2010.

(8)	Information obtained from Schedule 13G filed by William Blair & Company LLC, an investment advisor, with the Securities and Exchange Commission on or about February 5, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during the period January 1, 2009 through December 31, 2009, the Reporting Persons complied with all applicable Section 16(a) filing requirements with the exception that Form 4s for Messrs. Cowan, Broekmate and Maripuri, and Ms. Shannon reporting the forfeiture of shares of Lionbridge stock to cover tax obligations associated with the vesting of shares of restricted stock were filed two days late due to a delay in notification of vesting from the Company’s third party stock plan administrator.

ELECTION OF DIRECTORS

The Board of Directors of the Company is currently fixed at six members and divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. It is currently anticipated that the directors in Class III (“Class III Directors”) will be nominees for election to three-year terms at the 2011 Annual Meeting of Stockholders and the directors in Class I (“Class I Directors”) will be nominees for election to three-year terms at the 2012 Annual Meeting of Stockholders.

The present term of office for the directors in Class II (“Class II Directors”) expires at the Annual Meeting. Edward A. Blechschmidt was elected by the Board of Directors as a Class II Director in 2003 and Guy de Chazal was elected by the Board of Directors as a Class II Director in 1998. Mr. de Chazal currently serves as the Lead Director on the Board. Messrs. Blechschmidt and de Chazal are nominees for re-election to a three-year term as a Class II Director. If re-elected, each Class II Director nominee will be elected for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of the nominees for Class II Director. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

Set forth below, under “Management—Directors and Executive Officers,” is information with respect to each nominee for the Class II Director to be elected at the Annual Meeting and for each Class I Director and Class III Director whose term of office continues after the Annual Meeting. The Board of Directors unanimously recommends a vote FOR the Class II Director nominees.

MANAGEMENT

Directors and Executive Officers

The following table presents information about each of Lionbridge’s Executive Officers and directors as of March 2, 2010.

Name	Age	Position
Rory J. Cowan	57	Chairman of the Board, Chief Executive Officer, President and Class III Director
Henri Broekmate	49	Senior Vice President and General Manager
Satish Maripuri	44	Chief Operating Officer and Senior Vice President
Donald M. Muir	53	Chief Financial Officer and Senior Vice President
Paula Barbary Shannon	49	Chief Sales Officer, Senior Vice President and General Manager
Edward A. Blechschmidt	57	Class II Director*
Guy L. de Chazal	62	Class II Director*
Steven R. Fisher	39	Class I Director
Paul Kavanagh	68	Class III Director
Claude P. Sheer	59	Class I Director

*	Indicates a nominee

Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996. Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc., a developer and marketer of software products, from October 1996 to January 1997. He was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996. Mr. Cowan is a director of Sielux, Inc., a company that markets video and imaging products to the security market, and Lojack Corporation, a provider of technology and services for the tracking and recovery of mobile assets and people. As the only management representative on the Board and as founder of Lionbridge, Mr. Cowan provides an insider’s perspective in board discussions about the business and strategic direction of the Company and the industry and has experience in all aspects of the Company’s global business. Moreover, Mr. Cowan has held senior executive positions with R.R. Donnelley and Interleaf, and currently serves as a director of two publicly-traded companies, providing him with additional business, corporate governance and strategic insights of benefit to the Lionbridge Board.

Henri Broekmate joined Lionbridge in April 2001. Mr. Broekmate served as Executive Vice President, eBusiness, of TRADOS Corporation from July 2000 to April 2001 and as Chief Operating Officer of TRADOS Corporation from June 1998 to July 2000.

Satish Maripuri joined Lionbridge in March 2004. Mr. Maripuri served as Senior Vice President of Sales and Business Development of Imprivata, Inc., an identity and access management security appliance vendor, from May 2002 through February 2004; as an Executive in Residence at General Catalyst Partners, a private equity group, from January 2002 through May 2002; and in various senior positions, at eXcelon Corporation (formerly, Object Design, Inc.), an enterprise software provider, from April 1993 to December 2001. Mr. Maripuri served as President and Chief Operating Officer of eXcelon Corporation (formerly, Object Design, Inc.) from August 2000 to December 2001.

Donald M. Muir joined Lionbridge in September 2007. Mr. Muir served as Vice President and Chief Financial Officer of Evergreen Solar Inc., a technology company specializing in solar energy, from February 2006 to January 2007, and as Chief Financial Officer of American Power Conversion Corporation (“APCC”), a provider of global, end-to-end solutions for real-time infrastructure, from 1995 to 2005 and as APCC’s Senior Vice President, Finance & Administration from 2001 to 2005. Mr. Muir also served as APCC’s Treasurer from 2001 to February 2004 and as Vice President, Finance and Administration from 1998 to 2001.

Paula Barbary Shannon joined Lionbridge in November 1999. Ms. Shannon served as Chief Sales and Chief Marketing Officer of Alpnet, Inc, a localization company, from March 1996 to October 1999, and held a number of positions of increasing responsibility in the U.S., Canada and other international locations with Berlitz International, Inc, a translation, localization and interpretation services company, from 1986 to 1996.

Edward A. Blechschmidt was elected a director of Lionbridge in February 2003. Mr. Blechschmidt served as Chief Executive Officer of Novelis, Inc., a producer of rolled aluminum products, from December 2006 through May 2007. He previously served as Chairman, Chief Executive Officer and President of Gentiva Health Services, a provider of specialty pharmaceutical and home health services, from March 2000 until June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as chief executive officer and a director of Olsten Corporation. He served as president of Olsten Corporation from October 1998 to March 1999. He also served as president and chief executive officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corp., including serving as its chief financial officer. Mr. Blechschmidt currently serves as a director of HealthSouth Corporation, Columbia Laboratories, Inc. and Diamond Foods, Inc., and VWR International, LLC. In the past five years, he has also served as a director of Option Care, Inc., Neoforma, Inc., Gentiva Health Services, Inc. and Novelis, Inc. Mr. Blechschmidt has extensive experience in matters of finance, corporate governance and strategy and senior leadership relevant to public companies. He qualifies as an “audit committee financial expert” within the meaning of SEC regulations. Mr. Blechschmidt’s background as former Chief Financial Officer of Unisys and Chief Executive Officer of Gentiva Health Services and Novelis, Inc., and his financial experience on other public audit committees provide a strong financial and corporate governance foundation for the Board.

Guy L. de Chazal has been a director of Lionbridge since February 1998 and has been the Company’s Lead Director since 2008. Mr. de Chazal, who is currently retired, was with Morgan Stanley, a financial services firm providing securities, asset management and credit services, from 1986 until 2007, most recently as a Managing Director of Morgan Stanley & Co. Incorporated and individual managing member of various Morgan Stanley Venture Partners Funds. As the Lead Director, Mr. de Chazal brings proven business leadership and corporate development expertise to the Board. His many years of experience as a managing director of Morgan Stanley and his leadership of its venture capital group have given him keen insight into investments in emerging technologies and management of operational and strategic transitions associated with technology investments in companies at various stages of growth. Moreover, his deep knowledge of the Company and its evolution since its founding has contributed greatly to Board deliberations and strategic discussions.

Steven R. Fisher has been a director of Lionbridge since March 2009. Since May 2007, he has served as the chief financial officer and senior vice president of Novelis Inc., a supplier of rolled aluminum products and owned by the Aditya Birla Group. Mr. Fisher served as Novelis’s vice president of strategic planning and corporate development since 2006. Prior to joining Novelis, Mr. Fisher spent 13 years consulting with, or as part of the management team of, various energy companies. Most recently, he served as vice president and controller for TXU Energy, the non-regulated subsidiary of TXU Corp, a Texas-based energy company. Mr. Fisher is an audit committee financial expert, who concurrently serves as Chief Financial Officer of an international manufacturing company, and has deep experience with international corporate finance, treasury, foreign currency and cash management matters. In those capacities, he has added a valuable perspective to Board and the Audit Committee deliberations. Moreover, Mr. Fisher’s experience as CFO of a company with global operations including a strong operational and management presence in India, as well as a sophisticated corporate financial structure, has allowed him to provide constructive and practical counsel to the Company and the Board in these areas.

Paul Kavanagh has been a director of Lionbridge since December 1996. Mr. Kavanagh, who is currently retired, has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc., a software and services company, from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons. Mr. Kavanagh is retired President of Modus Media Europe, a software company specializing in supply chain management. Mr. Kavanagh has over a decade of experience on Lionbridge’s Board and a lifetime of experience in the localization industry. Moreover, Mr. Kavanagh, a former member of the Irish Senate, has served on several governmental bodies in Europe, and has shared his insights and understanding of the European business and economic climate with the Board. Mr. Kavanagh’s current and past experience with many of the industries served by the Company, as well as with emerging e-commerce businesses, has contributed to the scope and depth of the Board’s deliberations.

Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer is Chief Executive Officer of Vault, a web-based resource for career management and job search information. He was previously Chief Executive Officer of Fetch Enterprises and FetchDog.com, an online community and marketplace, and has served as an industry analyst and consultant since April 1999. He is also a Managing Partner of Oyster International LLC and a partner of Barn Ventures LLC, an entity that assists internet businesses with fundraising activities. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis, a media and publishing company, from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, U.S. Publications; and President, Business Media Group. Mr. Sheer’s many accomplishments in internet commerce and strategy have provided a valuable perspective to the Board. In addition, his operating and director experiences with Ziff Davis and emerging companies, as well as expertise in marketing, product development and social media, have provided visionary insight and direction to the Lionbridge Board.

Lionbridge’s Executive Officers are elected by and serve at the discretion of the Board of Directors until their successors have been duly elected and qualified. There are no family relationships among any of its Executive Officers and directors.

Corporate Governance and Ethics Principles

Lionbridge is committed to having sound corporate governance principles and has adopted Corporate Governance Guidelines and a Code of Ethics (referred to as the Code of Business Conduct and Ethics) that applies to all directors, officers and employees. It has also adopted a Supplier Code of Conduct that applies to vendors and service providers to the Company. The Corporate Governance Guidelines, the Code of Ethics and the Supplier Code of Conduct are available on Lionbridge’s Web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance.htm. The Company intends to disclose amendments to or waivers, if any, from any provision of the Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its Web site.

Board Leadership Structure

Since the Company’s founding in 1996, Rory J. Cowan, its founder, has held the positions of Chief Executive Officer and Chairman of the Board. In April 2008, the Board formally designated a Lead Independent Director to work with the Chairman in connection with Board leadership and governance matters and elected Guy de Chazal to serve in that capacity.

The independent members of the Board have periodically reviewed this leadership structure and have determined that the Company and its shareholders are well served with this structure, given the Company’s strong corporate governance framework and due to the leadership role of the Lead Independent Director. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with the Lead Director, the Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the Lead Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and shareholders. The Lead Independent Director works with the Chairman of the Board and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, the Lead Independent Director approves Board meeting agendas, serves as the principal liaison between the Chairman of the Board and the independent directors and chairs an executive session of the non-employee directors at each regularly scheduled Board meeting. While serving as lead director, Mr. de Chazal has overseen the development and implementation of governance practices that support high levels of performance by members of the board. His leadership fosters a board culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He encourages communication among the directors, and between management and the board, to facilitate productive working relationships. Working with the Chairman, and other members of the Board, the Lead Director also ensures there is an appropriate balance and focus among key board responsibilities such as strategy development; review of operations; risk oversight; and management succession planning.

Board Independence; Meetings of the Board; Committees of the Board

The Board of Directors has an Audit Committee and a Nominating and Compensation Committee, both of which are comprised solely of independent directors. The Board has determined that each of the directors, with the exception of Mr. Cowan, who serves as Chief Executive Officer of the Company, is independent within the meaning of Lionbridge’s director independence standards (the “Lionbridge Independent Director Standards”) and the director independence standards of The NASDAQ Stock Market, Inc. (the “NASDAQ Standards”).

The Audit Committee selects the independent auditors to be employed by the Company, reviews generally the audit plans and the results thereof, and reviews generally the Company’s internal controls with the auditors. All of the members of the Audit Committee—Messrs. Blechschmidt, de Chazal, and Fisher—are independent within the meaning of the Lionbridge Independent Director Standards, the NASD Standards, and the SEC’s director independence standards for audit committee members (the “SEC Standards”). Each member of the Audit Committee is financially sophisticated, as required by the NASD Standards. Jeffrey Goodman, who served on the Audit Committee prior to his retirement from the Board in May 2009, was independent within the meaning of the Lionbridge Independent Director Standards, the NASD Standards, and the SEC Standards. The Board has determined in accordance with the rules of the Securities and Exchange Commission that each of Mr. Blechschmidt, who serves as Chairman of the Audit Committee, and Mr. Fisher, who is a member of the Audit Committee, is an audit committee financial expert. The Audit Committee Charter is available free of charge through Lionbridge’s Web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance/audit-committee-charter.htm.

The Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan, for approving salaries and other incentive compensation for Lionbridge’s officers and executives, and for preparing the annual report on executive compensation required to be included in the Company’s proxy statement. In addition, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company and for review of related Board development issues including succession planning and evaluation. Messrs. de Chazal, Kavanagh and Sheer are the members of the Nominating and Compensation Committee, and each is independent within the meaning of Lionbridge’s Independent Director Standards, and the NASD Standards. Mr. Sheer serves as Chairman of the Nominating and Compensation Committee. The Committee seeks input from other Board Members and senior management to identify and evaluate nominees for directors. The Nominating and Compensation Committee Charter is available free of charge through Lionbridge’s Web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance/compensation-and-nominating-committee-charter.htm.

Lionbridge’s independent directors meet in executive session at each Board meeting.

During 2009, the Board of Directors met 5 times, the Audit Committee met 8 times (including meetings to review the Annual Report on Form 10-K for the year ended December 31, 2009) and the Nominating and Compensation Committee met 6 times. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

The Company does not formally require directors to attend the Company’s Annual Meeting of Stockholders but all directors are encouraged to do so. Mr. Cowan, the Chairman and Chief Executive Officer of the Company and a director, attended the 2009 Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management of areas related to the material risks facing the Company, including operational, financial, legal, strategic and competitive risks. The full Board (or the appropriate Committee, when the Board has delegated oversight responsibilities to the purview of a particular Committee) receives these reports as part of its regular communications with the Chief Executive Officer and senior management, allowing it to monitor the Company’s risk identification, risk management and risk mitigation strategies. The Board and the Committees coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee is charged with financial risk oversight and risk management and the Nominating and Compensation Committee is charged with compensation risk oversight.

Compensation Committee Interlocks and Insider Participation

Messrs. De Chazal, Kavanagh and Sheer comprised the Nominating and Compensation Committee for fiscal year 2009 and Mr. Sheer served as its Chairman. No member of the Nominating and Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, nor had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose Executive Officers served on Lionbridge’s Nominating and Compensation Committee. No executive officer of Lionbridge served as a director of another corporation, one of whose executives served on the Nominating and Compensation Committee. No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose Executive Officers served as a director of Lionbridge.

Consideration of Candidates for Director

As noted above, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company. Any stockholder may submit recommendations of candidates for election as directors for consideration by the Nominating and Compensation Committee in writing to the Secretary at the executive offices of Lionbridge. Stockholder recommendations must generally be submitted no later than the close of business on the 90th day or no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Such recommendations must clearly indicate the candidate’s qualifications for service as a director and that such candidate’s qualifications meet or exceed the criteria for service as a director set forth in the Nominating and Compensation Committee Charter and Lionbridge’s Corporate Governance Guidelines. In particular, any candidate for consideration must have the following qualities or qualifications:

•	Be an individual of the highest character and integrity;

•	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•

Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry);

•	Have broad experience in the industries which comprise the Company’s customer base or in the information technologies services industry;

•	Have the ability to provide insights and practical wisdom based on his or her experience and expertise; and

•	Have a commitment to enhancing stockholder value.

The Board of Directors has also identified specific strategic and technical expertise and experience it values in current and prospective Board members, These specific strategic competencies include current or recent experience as a chief executive or other “C-Level” officer, public company experience as a director or officer, international business experience, international finance experience and experience with internet-based commerce, business and marketing. The Board believes that the skills and experience represented among current Board members and as described in greater detail in “Management” section of this proxy statement, reflect a full complement of the strategic, technical and practical expertise and experience required to serve the interests of the Company and its shareholders.

As described in its Charter, the Nominating and Compensation Committee meets periodically to evaluate each new director candidate and each incumbent director, before recommending that the Board nominate or re-nominate such individual for election or reelection as a director. The Nominating and Compensation Committee bases its decision whether to recommend a nominee to the Board of Directors on the extent to which such individual meets the criteria described above and any additional criteria that may have been established by the Committee. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Lionbridge believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Committee is authorized to engage third parties, such as a director search firm, to aid in the identification of director candidates meeting the Committee’s criteria. In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual meeting of stockholders. In February 2009, the Committee determined that Mr. Fisher met the identified criteria for nomination as a director of Lionbridge and recommended to the full Board of Directors his election as a Class I Director of the Company. On March 2, 2009, the Board elected Mr. Fisher as a Class I Director. In May 2009, the Company’s stockholders elected Mr. Fisher to a full term as a Class I Director of the Company. In January 2010, the Committee determined that each of Messrs. Blechschmidt and de Chazal met the identified criteria for nomination for an additional term as a director of Lionbridge, and recommended to the full Board of Directors their re-election as Class II Directors of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

Lionbridge’s executive compensation programs are designed to attract and retain an executive leadership team with deep technical and managerial expertise, excellent qualifications and integrity, and the creativity, leadership and growth potential required to implement the Company’s long-term strategic goals. In 2009, these key strategic goals included streamlining Lionbridge’s cost structure and improving operating efficiencies during the economic downturn as well as enhancing its leadership as a provider of sophisticated language and IT services and technologies world-wide.

2009 was a challenging year for Lionbridge and its customers due to the global economic crisis. In recognition of these challenges, the Nominating and Compensation Committee designed executive compensation in 2009 to encourage execution of cash management strategies, operating and cost efficiencies, and technological advancements, to improve profitability. The Nominating and Compensation Committee believes its executive compensation programs in 2009 rewarded the operating leverage and technology advancements generated by the Company during the year, without encouraging or rewarding inappropriate risk-taking detrimental to the Company. During 2009, the Nominating and Compensation Committee also structured executive compensation to encourage investment and focus in key strategic and technology initiatives intended to form the foundation for sustained future growth.

The Nominating and Compensation Committee is responsible for developing and implementing executive compensation policies that

•	Link executive compensation to specific performance objectives, including revenue and profitability growth, technological advancements and business process improvements,

•	Integrate executive compensation with Lionbridge’s annual and long-term strategic goals,

•	Reward performance, and

•	Recognize individual leadership and achievement.

RESPONSIBILITIES OF THE NOMINATING AND COMPENSATION COMMITTEE

The Nominating and Compensation Committee during fiscal year 2009 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors satisfying the independence requirements of the NASDAQ. Mr. Sheer serves as its Chairman. Pursuant to authority delegated by the Board of Directors and the Nominating and Compensation Committee Charter, the Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan and for approving salaries and other incentive and retention compensation for Lionbridge’s officers and executives. The Committee is also charged with assessing appropriate levels of risk with respect to the Company’s compensation policies. In addition, the Committee has responsibility for recommending nominees for election as directors of the Company and reviewing related Board development issues including succession planning and evaluation.

The Committee is fully responsible for the evaluation and assessment of the Chief Executive Officer’s performance and compensation arrangements and, in consultation with the Chief Executive Officer, annually evaluates and assesses the performance and compensation arrangements for the other named Executive Officers: the Chief Financial Officer, the Chief Operating Officer, the Chief Sales Officer and General Manager of Globalization, Localization and Translation (GLT) and the Senior Vice President and General Manager of GLT.

The Committee has meetings on a quarterly basis, following each regularly scheduled Board of Director’s meeting and also meets periodically during the year as needed. At these meetings, the Committee identifies the types of performance it wishes to reward or motivate relative to the Company’s strategic objectives and structures elements of compensation accordingly. In addition, it establishes the specific metrics, discussed below, by which performance is to be measured. The Committee annually evaluates the achievement of these objectives.

During the first quarter of each year, the Committee reviews and adjusts, if appropriate, the three key elements of Lionbridge’s executive compensation programs:

•	Base Salary.

•	Short-Term Incentive Compensation

•	Historically through participation in an annual cash variable compensation program, known as the Management Incentive Plan, or “MIP.”

•	In addition, in 2009, certain executives also participated in an additional, targeted cash performance based compensation program, known as the “Strategic Incentive Plan.”

•	Equity-based Incentive and Retention Compensation

•	Currently in the form of annual equity grants that vest over time, generally a four-year period.

In any given year, the Committee may choose to alter or change the elements of compensation, and has the discretion to grant special awards of cash or equity in recognition of an extraordinary achievement or event involving the award recipient, or to reflect the effect of foreign currency volatility or other extraordinary events on achievement of performance. In 2009, the Committee added an additional performance-based cash incentive plan, the Strategic Incentive Plan, with performance metrics tied to the execution of specific strategic metrics related to the development, release and deployment of commercial web-based language technologies and development of additional product and services offerings prior to the end of 2009. The Committee’s objectives for the Strategic Incentive Plan were attained in 2009. In 2010, the Committee designed a new Long-term Performance-based Compensation program focused on achievement of quantitative revenue and profitability objectives over a two year period.

In 2009, the Committee continued its practice of weighting these compensation components more heavily towards variable, performance-based compensation elements. Approximately 50% of 2009 total compensation for Executive Officers was performance-based and therefore at risk.

PAY FOR PERFORMANCE AND “AT RISK” COMPENSATION

Approximately half of the total compensation for the Executive Officers listed in the Summary Compensation Table below is directly linked to the Company’s performance in the form of performance-based cash and equity awards, and accordingly is “at-risk”. The Committee has added an additional equity-based performance compensation award beginning in 2010 as it seeks to tie an increasing portion of compensation to performance, and long-term performance in particular. The Committee has linked performance to both qualitative and quantitative performance metrics, including revenue and profitability over a defined period of time, and achievement of defined strategic or operating objectives. The Committee will continue to evaluate the effectiveness of these performance-based programs and will adjust them in the future as necessary to achieve their desired results of enhancing shareholder value.

RISK CONSIDERATIONS IN LIONBRIDGE COMPENSATION POLICIES

The Committee has discussed the concept of risk at it relates to the Company’s compensation programs. It believes that a significant portion of total executive compensation should be performance-based, however it does not believe that all compensation should be at risk or performance based. The Committee seeks to design compensation programs that offer a balanced mix of fixed and performance-based compensation, in the form of a competitive base salary and a variety of cash and equity performance based compensation programs. Based on its assessment of the Company’s compensation programs, the Committee does not believe the Company’s compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

Pay is a mix of both fixed and variable compensation. The fixed portion of compensation (base salary) is designed to provide a steady income regardless of stock price. The variable portion of compensation (MIP and equity) is designed to reward both short- and long-term corporate performance, determined based on multiple factors. Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.

•	Equity awards vest over multiple years, aligning the interests of Executive Officers to long-term shareholder interests.

•	Performance-based programs weigh key metrics of revenue and profitability equally, providing a balanced approach to responsible and profitable growth.

•

Performance-based programs are subject to a maximum pay-out, which the Committee believes also mitigates excessive risk taking. Even if the Company dramatically exceeds the Plan’s metrics, payouts are limited. Conversely, these programs are also subject to a minimum threshold for pay-out of each component and if that minimum threshold is not achieved, no pay-out is made.

•

The Company has a strong ethical culture and strict internal controls over its financial systems and the measurement and calculation of achievement of performance metrics designed to keep them from being susceptible to manipulation by any employee. In addition, all employees annually review and confirm compliance with the Company’s Code of Business Conduct, which covers among other things, accuracy of books and records.

•	Performance-based compensation is subject to the Executive Compensation Recovery Policy, described on page 27.

ENGAGEMENT OF INDEPENDENT COMPENSATION CONSULTANT

The Committee, in accordance with its Charter, has authority to engage an independent compensation consultant and other professionals to assist it in evaluating executive compensation issues. The Committee has engaged an independent compensation consultant from time to time, including in conjunction with large-scale reviews of executive compensation programs or a significant change in corporate objectives. During 2009, the Committee did not engage an independent compensation consultant with respect to executive compensation matters.

OBJECTIVES OF LIONBRIDGE COMPENSATION PROGRAMS IN 2009

Based on a detailed review of the Company’s executive compensation programs, which are designed to align these programs with the strategic goals and objectives of the Company, the Committee identified the following objectives for its executive compensation programs in 2009:

•	Motivate the executive management team to work collectively to achieve strategic objectives including:

•

Adjusting the cost structure and operating model to focus more deeply on higher value service delivery, reductions in world-wide expense of operations, particularly in higher-cost jurisdictions, and simplification of organizational processes and business systems.

•

Strengthening the Company’s balance sheet through effective cash management, management of the impact of fluctuation in foreign currency exchange rates and aggressive management of procurement costs, operational expenses and collections; and fixed expenses such as real estate.

•

Accelerating revenue growth among all lines of business through customer satisfaction, maximizing growth opportunities in targeted areas, and deploying the Company’s technology and process innovations.

•

Focusing on improved profitability and shareholder value through technology deployment, including the development of commercial offerings of language technology and leveraging the use of language assets.

•

Accelerating technology development and deployment of a software as a service language technology platform, known as the Translation Workspace™, enhancing customer acceptance and developing market and supply chain acceptance of this technology. Investing in and improving the Company’s technology infrastructure and technology development.

•

Increasing customer satisfaction and value by continually improving the quality and value of services through technology advances, business process improvements and the development of efficient, cost-effective and high-quality outsourced service delivery models.

•

Encourage each individual on the team to achieve specific corporate-wide, operational or functional and individual goals, including goals related to revenue growth, margin enhancement, profitability, technological innovation, cost and expense reduction and achievement of EBITDA.

•	Reward Performance when defined corporate and individual objectives and shareholder value are achieved and correspondingly, provide lower compensation when performance is less successful.

•

Retain the executive management team during the execution of strategic initiatives, product development and technological initiatives intended to create long-term and sustainable shareholder value, during a period of worldwide economic instability.

•	Attract talent that will contribute to the success of the Company.

The Committee does not assign fixed percentages to the objectives above, however it does weigh each objective in relation to the operations or function for which each executive officer is responsible.

In 2009, the Committee added an additional short-term incentive compensation plan, the Strategic Incentive Plan, payable in cash, upon the achievement of defined strategic performance objectives as of the end of the year. Accordingly, in 2009, the Committee designed its executive compensation programs through the following compensation vehicles as the means of attaining the corporate, strategic, operational and financial objectives identified above.

•	A competitive base salary;

•	Short-term performance-based incentive compensation in the form of a cash bonus potential through participation in the MIP and the Strategic Incentive Plan; and

•	Equity incentive and retention compensation in the form of equity grants that vest over time.

ELEMENTS OF LIONBRIDGE EXECUTIVE COMPENSATION PROGRAMS IN 2009

In addition to establishing a competitive base salary for executives, the Nominating and Committee uses a mix of short and long term compensation vehicles to meet the Company’s compensation objectives, consisting primarily of a performance-based cash bonus opportunity through the MIP and the Strategic Incentive Plan and through longer-term equity compensation in the form of stock options and restricted stock or restricted stock unit awards.

Base Salary. Base salaries for Lionbridge’s executives are established based on the scope of their responsibilities, taking into account competitive market compensation for the industry and the geography. Base salaries are reviewed annually, generally in the first quarter of each year, although they are not necessarily adjusted annually. In 2006, the Committee, with the assistance of an independent compensation consultant, undertook a comprehensive review of base salaries to ensure alignment with the objective of providing a competitive base salary, and to support the retention objectives of the Company’s compensation programs. In November 2009, Mr. Broekmate’s and Ms. Shannon’s base salaries were each increased from $250,000 to $300,000 to reflect their contributions and enhanced role in the Company’s leadership and strategic direction as well as additional responsibilities assumed by these individuals as General Managers of GLT, and to align their compensation with that of the Chief Operating Officer and the Chief Financial Officer. Otherwise, base salary adjustments were authorized in September 2006 and have not been significantly adjusted since that time apart from discrete modest increases to reflect additional responsibilities assumed by certain individuals.

2009 Short-Term Incentive Compensation—Management Incentive Plan and Strategic Incentive Plan. Short-term performance-based compensation was provided through two programs in 2009, the MIP and the Strategic Incentive Plan. The MIP provides each executive officer with the potential to earn a cash incentive upon attainment of performance metrics related to revenue and profitability, as well as personal objectives. The Strategic Incentive Plan provides each executive officer with the potential to earn a cash incentive upon achievement of defined strategic objectives tied to the development, release and deployment of commercial web-based language technologies and development of additional product and services offerings within a defined time period.

MIP. Under the MIP, each executive is eligible to receive a cash award (“Target Incentive Compensation”) based upon a pre-determined percent of base salary upon achievement by Lionbridge of identified corporate-wide objectives relating to:

•	Profitability

•	Revenue Growth

•	Attainment of objectives specifically related to the operations or function for which such Executive Officer is responsible.

Target Incentive Compensation levels were last reviewed by the Committee in early 2009. There was no adjustment to target bonus opportunities for any of the Executive Officers in 2009. Target Incentive Compensation is designed to reward achievement of performance objectives and provide a tangible incentive towards such achievement.

Under the terms of the 2009 MIP, a participating executive officer was entitled to his or her target bonus based on achievement of each performance metric target (the “Target”). Each individual’s target bonus opportunity was set at a percentage of his or her base salary.

2009 MIP Performance Targets of Revenue, Profitability and Personal Objectives. The Committee, in consultation with the Chief Executive Officer, annually establishes the performance objectives and funding thresholds for the MIP. Performance thresholds for 2009 were based on achievement of pre-established Profitability, Revenue Growth and Personal Objectives metrics. The Committee has the discretion to interpret the MIP as necessary to ensure that the objectives of the MIP are met and to make adjustments to reflect the impact of foreign currency exchange rate fluctuations and other extraordinary events. Pursuant to the terms of the MIP for 2009, Executive Officers of Lionbridge were eligible to receive a cash bonus, calculated based on a specified percent of their respective 2009 base salaries, upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of internal revenue targets for the year ending December 31, 2009 (1/3)

•	Achievement of identified Lionbridge internal profitability metrics for the year ending December 31, 2009 (1/3)

•	Achievement of identified personal objectives (1/3).

The pre-established Revenue Growth and Profitability targets and the threshold achievement for payment of such targets for the MIP in 2009 were as follows:

•	Revenue Target: $405 Million. The threshold for payment of this component was achievement of at least 95% of the Revenue Target, or $385 Million.

•

Profitability Target: $25.5 Million, based on the Company’s earnings before interest, taxes depreciation, amortization, restructuring costs, stock based compensation charges and other one-time events. The threshold for payment of this component was achievement of at least 84% of the Profitability Target, or $21.5 Million.

The Personal Objective component of MIP was established by the Committee for each Executive during the first quarter of 2009. In doing so, the Committee established personal objectives for each Executive, considering the overall objectives of the Company’s compensation programs as described above under “Objectives of Lionbridge Compensation Programs” and by identifying specific factors related to the operational unit or functional areas for which each such Executive Officer is responsible. The specific objectives for each Executive were identified as follows:

•

General Managers of GLT: Achievement of internal product line revenue and profitability targets; customer satisfaction; business process improvements; enhanced cost containment, cash management and collection activities; migration of production to global delivery centers and accelerated use and adoption of technology.

•

Chief Financial Officer: Improved cash management and forecasting, deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures, and rationalization of real estate portfolio.

•	Chief Operating Officer: Development of emerging product lines; development and deployment of commercial technology offerings; assessment of complementary strategic offerings; enhanced cost containment, cash management and collection activities and achievement of internal product line revenue and profitability targets.

•

Chief Executive Officer: Overall responsibility for achievement of internal revenue and profitability targets; acceleration of deployment of commercial technology offerings; enhanced cost containment, cash management and collection activities; and execution of the Company’s long-term strategies to improve shareholder value.

Determination of Achievement of Revenue and Profitability Components under the 2009 MIP. In early 2010, the Nominating and Compensation Committee determined that during 2009, the thresholds related to funding both the Revenue and the Profitability components of the MIP were achieved. In addition, the Committee further determined that the applicable multiplier with respect to the Revenue component would be 62% based on the applicable formula and 50% for the Profitability component. Accordingly, each Executive Officer participating in the 2009 MIP received amounts related to achievement of components of the MIP related to Revenue and Profitability reflecting the Revenue Target multiplied by 62%, and the Profitability Target multiplied by 50%.

Determination of Achievement of Personal Objectives Targets under the 2009 MIP. When the Committee determines whether the Revenue and Profitability Targets have been met, it assesses each Executive’s achievement of the previously established Personal Objective component. The Committee bases its determination on quantitative and qualitative factors, as some metrics are based on financial or other quantitative performance, while others are based on qualitative assessments of performance by the Committee and the Chief Executive Officer. The Personal Objective component was funded at 25% for Messrs. Cowan, Maripuri and Muir, and at 32% for Mr. Broekmate and Ms Shannon, based on the Committee’s determination of the level of achievement of each Executive of his or her Personal Objectives as established by the Committee at the beginning of 2009 and to reflect Mr. Broekmate and Ms. Shannon’s superior performance as General Managers of GLT.

2009 Strategic Incentive Plan. In August 2009, the Committee approved a special performance-based compensation plan (the “Strategic Incentive Plan”) designed to provide a performance-based cash award to key employees of Lionbridge, including its Executive Officers, upon achievement of defined short-term strategic priorities. Under the terms of the Strategic Incentive Plan, a participating employee is eligible to receive a cash bonus, calculated on a specified percent of his or her 2009 base salary, upon achievement of the strategic performance metrics identified by the Board of Directors (the “Strategic Metrics”). The Strategic Metrics are tied to the marketing, development, release and deployment of commercial web-based language technology service, and other product and technology offerings and operating initiatives within a defined time period. The Strategic Incentive Plan was adopted in part to provide a performance based incentive for achievement of milestones related to the development and launch of the Company’s Translation Workspace Software as a Service offering as well as the development of additional product and service offerings and strategic initiatives. The Committee determined that 90% of the Strategic Metrics were achieved, resulting in cash awards to the Executive Officers and other participants. The Executive Officers participated in the Strategic Incentive Plan based on the following percent of their annual base salary:

Mr. Cowan, Chief Executive Officer: 36.7%

Messrs. Broekmate, Maripuri, Muir and Ms. Shannon: 20%

Long-term Equity-based Compensation. The Committee uses equity awards as its primary long-term compensation vehicle. In 2009, the Committee continued its practice of awarding Executive Officers and other key employees equity consisting of stock options and restricted stock or restricted stock units, with vesting generally occurring over four years. All stock options are granted under the 2005 Stock Incentive Plan, a plan which has been approved by the Company’s stockholders and requires that stock options be granted at an exercise price of at least fair market value on the date of grant.

Annual equity awards are typically made by the Committee during the first quarter of each year; however, in 2009, a portion of these grants was made in January and the remainder in May following approval by the Company’s shareholders of an increase in the number of shares available for issuance under the Company’s 2005 Stock Incentive Plan. In addition to the annual stock and option grants made by the Committee in May 2009, the Committee also granted each Executive Officer an additional restricted stock and option award as a special retention and incentive grant. This special grant was made in part to address the diminished incentive and retention value of equity awards then held by such Executive Officers due to the declining stock price of the Company attributable to the global economic recession. In addition, the Committee authorized these grants with the expectation that future payouts with respect to these awards will reward the contributions made by the executives during 2009 to strengthen the Company and its future stock price performance, consistent with shareholder gains.

The Committee believes that equity incentives, in the form of restricted stock awards and stock options with vesting over time, are an effective vehicle for the long-term element of compensation, as these align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with shareholders’ interests. The Committee generally provides a mix of restricted stock grants and stock option awards. These two equity vehicles reward shareholder value creation in slightly different ways. Stock options, which have exercise prices of at least fair market value of the Company’s stock on the date of grant, reward Executive Officers only if the stock price increases from the date of grant. Restricted Stock awards are impacted by all stock price changes, so the value to the Executive Officers is affected by both increases and decreases in stock price from the market price at the date of grant.

During 2009, approximately 87% of the total value of long-term compensation awards was in the form of restricted stock, with stock options accounting for the remaining value. The Committee established this allocation in order to weight equity incentives more towards the type of award that reflected both increases and decreases in stock price from the grant date market price as a way of tying compensation more closely to changes in shareholder value at all levels. In addition, the weighting toward restricted stock allows the Committee to deliver equivalent value with less use of authorized shares. The Committee may in the future adjust this mix of award types or approve different award types, as part of the overall incentive award.

The term of stock options granted under the Company’s equity plans is generally 5 to 7 years. Historically, the term had been 10 years, but following the change in stock option expensing rules by the FASB and an examination of the exercise practices of employees where it was determined that employees generally exercise stock options shortly after vesting, it was determined by the Committee to implement a shorter stock option term. The Committee reviews the term of stock options from time to time prior to grant.

2010 COMPENSATION OBJECTIVES

In January 2010, the Committee reviewed its compensation objectives and adjusted the key elements of Lionbridge’s executive compensation programs to add a Long-term Performance-based equity award. The Committee made this determination in order to provide a performance-based award tied to long-term corporate performance. The particular award designed by the Committee is payable in the form of stock if the Company achieves revenue and profitability metrics measured two years following the year the stock has been granted.

Accordingly, the 2010 Executive Compensation Program has the following four elements:

•	Base Salary.

•	Short-Term Incentive Compensation, through participation in an annual cash variable compensation program, known as the Management Incentive Plan, or “MIP”.

•	Equity-based Incentive and Retention Compensation, currently in the form of annual equity grants that vest over time, generally a four-year period.

•

Long-term Performance-based Compensation, in the form of equity grants that vest upon achievement of defined performance metrics related to revenue and profitability within the two year period from the year of grant.

2010 MIP. In January 2010, the Committee established performance thresholds for the MIP in 2010, which are substantially similar in focus and structure to those established in 2009. The 2010 MIP is based on achievement of pre-established Profitability, Revenue Growth, and Personal Objective metrics. Executive Officers of Lionbridge are eligible to receive a cash bonus, calculated based on a specified percent of their respective 2010 base salary, upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of internal revenue targets for the year ending December 31, 2010 (1/3)

•	Achievement of identified Lionbridge internal profitability metrics for the year ending December 31, 2010, (1/3); and

•

Achievement of identified personal objectives, which in the case of Executive Officers with operational responsibility, are tied to performance relative to those operations and in the case of Executive Officers with functional responsibilities, are tied to performance relative to that particular function, (1/3).

•

General Managers of GLT: Achievement of internal product line revenue and profitability targets; customer satisfaction; business process improvements; enhanced cost containment; cash management and collection activities; migration of production to global delivery centers and accelerated use and adoption of technology.

•

Chief Financial Officer: Improved cash management and forecasting, deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures, and rationalization of real estate portfolio.

•

Chief Operating Officer: Development of emerging product lines; enhanced cost containment, cash management and collection activities; development and deployment of commercial technology offerings; assessment of complementary strategic offerings; and achievement of internal product line revenue and profitability targets.

•

Chief Executive Officer: Overall responsibility for achievement of internal revenue and profitability targets; enhanced cost containment, cash management and collection activities; acceleration of deployment of commercial technology offerings; and execution of the Company’s long-term strategies to improve shareholder value.

Under the terms of the 2010 MIP, a participating Executive Officer will receive his or her target bonus based on achievement of each equally rated performance metric target (the “Target”). If actual results show that the Target for any of the three components is exceeded, the bonus opportunity will be increased proportionately up to a maximum of 150% of such individual’s target bonus. If actual results show that the Target for any of the three components is not achieved, but is above a pre-determined minimum threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary.

The Committee believes that the thresholds are attainable but will require thorough execution by the executive team and the Company of its strategic goals and objectives.

Equity-based Incentive and Retention Compensation. In January 2010, the Committee granted restricted stock and stock options to the Executive Officers. These equity grants vest over 4 years and the stock options have a term of 7 years. All stock option grants are exercisable at the fair market value of the Company’s common stock on the date of grant. The Committee continues to believe that equity grants that vest over time are an effective incentive and retention vehicle for the Executive Officers.

Long-term Performance-based Compensation. As discussed above, in 2010, the Committee added a performance-based stock award in addition to the traditional stock and option awards. This performance based award is designed to provide an incentive for the achievement of specific, identified long-term objectives related to revenue and profitability growth during the two year period following grant. If these objectives are not attained, the shares will be forfeited to the Company. These awards were granted to Executive Officers in January 2010.

EQUITY GRANT PRACTICES

The Nominating and Compensation Committee is required to approve all equity grants, including those to the Executive Officers and other key employees of the Company. Generally, equity awards are made on an annual basis to Executive Officers and key employees during the first quarter of each year, at either a special meeting or a regular quarterly meeting. Grants to newly hired employees are either made on the date the employee commences employment or at the next regularly scheduled Committee meeting. All awards are approved by the Committee and grants are made at fair market value on the date of grant.

Grant guidelines have been established by the Company for various tiers or categories of employees and have been reviewed and approved by the Committee with respect to guidelines applicable to Executive Officers. The Committee annually examines both the size of proposed grants to key employees generally and to the executive management team in particular, and the applicable vesting schedule for such grants. Recommendations for equity grants to Executive Officers and key employees are presented to the Committee by the Chief Executive Officer and the Senior Vice President of Human Resources in accordance with the grant guidelines, and as appropriate, in consultation with the individuals’ managers. Grants to any particular individual, including any Executive Officer, are made following review of the individual’s existing overall cash and equity compensation, including an assessment of the retention and incentive value of existing equity awards, and an assessment of the retention and incentive objectives of the Company. As part of this evaluation, the Committee reviews tally sheets which show the executive’s compensation, including the value of equity and cash incentive compensation. In addition, the Committee also considers the amount of equity overhang, dilution, accounting treatment under FAS 123R and other financial accounting standards and regulations, and tax implications, particularly with respect to Section 162(m) of the Internal Revenue Code. The Committee may delegate to the Chief Executive Officer authority to make or allocate equity awards to employees who are not Executive Officers.

The Company has never granted options at a price other than the fair market value of Lionbridge Common Stock on the date of grant. The Company has conducted an examination of books and records of the Company and no evidence of option backdating was found to exist. The Company’s independent auditors reviewed this examination and concurred with these conclusions.

CEO COMPENSATION

The Committee annually reviews the overall compensation package provided to the Chief Executive Officer, including a review of the key compensation elements of base salary and short and long-term incentive compensation, to ensure that it is competitive, provides an appropriate incentive for performance achievement consistent with Company goals, objectives and strategies, and maintains its retention value over time. An extensive review of Mr. Cowan’s overall compensation and terms of employment was conducted by the Committee in 2006, resulting in an adjustment to Mr. Cowan’s overall compensation package, including the terms of his employment agreement. In September 2006, the Committee approved an Amended and Restated Employment Agreement with Mr. Cowan, providing for a four-year term as President and Chief Executive Officer of the Company, with automatic one-year renewals, establishing his Annual Base Salary at $550,000, and his Target Incentive Compensation at 100% of his Annual Base Salary. In addition, Mr. Cowan was granted the Performance Awards as long-term compensation consisting of stock options and restricted stock that would vest upon the achievement of performance metrics related to the Company’s stock price. These Performance Awards were determined by the Committee as an appropriate incentive for attainment of corporate and strategic goals, and as a retention vehicle. The Employment Agreement also provides Mr. Cowan with certain levels of salary and benefit continuation following termination of employment for specified reasons, including upon a change of control. If Mr. Cowan’s employment is terminated without cause or for good reason within 24 months of a change of control of Lionbridge (a “double trigger”), then Mr. Cowan is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 200% of the executive’s then current base salary and Target Incentive Compensation; (b) payment of a pro rata portion of his Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 24 months, following termination. In addition, upon a change of control, unvested stock option and restricted stock awards will become fully vested. The Committee determined that the terms of the Employment Agreement reflected an appropriate level of compensation for a chief executive officer leading a company of Lionbridge’s current size and complexity. Mr. Cowan’s base salary has not been adjusted since 2006, nor have any other changes or adjustments been made to Mr. Cowan’s compensation or terms of employment other than (a) an increase to Mr. Cowan’s Target Incentive Compensation from 100% to 110% of his Annual Base Salary in 2008 and (b) technical modifications to comply with newly issued regulations under Section 409A of the Internal Revenue Code in 2008.

POST-TERMINATION AND CHANGE OF CONTROL

In addition to Mr. Cowan’s Employment Agreement described above which addresses CEO compensation upon termination of employment or change of control, the Committee has adopted the following additional policies and plans relating to compensation to the remaining members of the executive team upon termination of employment or change of control. Mr. Cowan is the only Executive Officer with an Employment Agreement. The Company does not provide retirement benefits or a retirement plan.

Severance Benefits. In 2008, the Committee revised the Lionbridge Severance Policy for Executive Officers to increase the benefits payable upon a termination other than for cause from three months to six months of base salary continuation, plus continuation of health and welfare benefits. Messrs. Broekmate, Maripuri and Ms. Shannon, under Lionbridge’s severance policy for Executive Officers, would receive six monthly severance payments, each in an amount equal to his or her then currently monthly base compensation, if Lionbridge terminates his or her employment other than for cause, and health benefit continuation for such period. Under the terms of his offer letter, Mr. Muir is entitled to receive base salary continuation payments for a period of twelve months if he is terminated without cause.

Non-Competition Agreements. Each Executive Officer has entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees, or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement. Mr. Cowan’s non-competition arrangements are reflected in his Employment Agreement.

Change of Control Plan. The Company’s Change of Control Plan is designed to protect executives against the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and against loss of the anticipated benefits of their long-term incentive compensation arrangements. The goal of the Change of Control Plan and the related arrangements is to allow the Executive Officers to focus on evaluating strategic opportunities on their merits without being distracted by concerns about the impact of such events on their personal positions. The Change of Control Plan was amended and restated in 2008 to incorporate technical modifications related to compliance with newly issued regulations under Section 409A of the Internal Revenue Code.

Under the terms of the Change of Control Plan, if the employment of any Executive Officer is terminated without cause or for good reason within 18 months, for any Executive Officer other than the CEO, of a change of control of Lionbridge (a “double trigger”), then the Executive Officer is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Incentive Compensation; (b) payment of a pro rata portion of the executive’s Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an Executive Officer shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Each Executive Officer, except for Mr. Cowan, has entered into a Change of Control Agreement with the Company with respect to such officer’s rights and obligations under the Change of Control Plan. Mr. Cowan is not a participant under the Change of Control Plan as his benefits upon a change of control of the Company are determined by his Employment Agreement.

Executive Compensation Recovery Policy. In 2010, the Committee adopted an Executive Compensation Recovery Policy with respect to all performance-based awards, including MIP awards, made to Executive Officers and other designated executives, relating to recoupment or forfeiture in the event the Company’s financial results are subject of a restatement (other than a restatement for a change in accounting policies) where the restatement results in a material impact on the financial statements; or in the event of fraud or misconduct that results in inflated performance based incentive compensation. This Policy would apply, at the Board’s discretion, to the individuals responsible for the Misconduct and, in the case of a Restatement, to all Executives whose incentive compensation was affected by the Restatement.

Perquisites and Other Benefits. Other than as noted below, during 2009, Lionbridge did not provide any additional perquisites or benefits to its executives that it did not otherwise provide to its employees generally. Ms. Shannon, a resident of Canada, is not eligible to participate in the Lionbridge 401(k) Plan or certain other benefits available to U.S. employees generally. In lieu thereof, Lionbridge provides Ms. Shannon with life, accidental death and disability insurance, long-term disability insurance and makes an annual contribution to her pension. In addition, she receives reimbursement from Lionbridge for tax preparation services and a car allowance. Beginning in 2010, the Executive Officers will also receive an executive medical benefit consisting of a physical examination at a leading medical facility. Lionbridge provides to the Executive Officers and approximately 20 additional key employees a long-term care base plan, enhanced long-term disability coverage and an enhanced life insurance plan. The long-term care plan is an optional benefit to all other employees at their cost. In addition, long term disability coverage for the Executive Officers and the designated key employees will be enhanced to provide for a benefit of up to 70% of the participant’s base salary. The enhanced life insurance plan provides the Executive Officers with a life insurance benefit of three times annual base salary, up to a maximum $1.2 million per individual.

ACCOUNTING AND TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and the four other most highly compensated Executive Officers. Certain performance-based compensation approved by the Company’s shareholders, including option grants under the Company’s stock incentive plan, is not subject to the deduction limit. The Company reviews periodically the potential consequences of Section 162(m), and in the future may decide to structure the performance-based portion of its Executive Officer compensation to comply with certain exemptions provided in Section 162(m). However, to maintain flexibility in compensating Executive Officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a policy that all compensation must be deductible.

Nominating and Compensation Committee Report

The Nominating and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Nominating and Compensation Committee recommended to the Board and the Board has agreed that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Claude Sheer (Chairperson)

Guy L. de Chazal

Paul Kavanagh

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and notes present the compensation earned in fiscal years 2009, 2008 and 2007 by the Company’s Executive Officers.

Summary Compensation Table for Fiscal Years 2009, 2008 and 2007

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[2] ($)	Non-Equity[3] Incentive Plan Compensation ($)	All Other Compensation[4] ($)	Total ($)
Rory J. Cowan,	2009	$550,000	$0	$414,745	$60,465	$453,750	$21,290	$1,500,250
Chairman, Chief	2008	$550,000	$0	$614,000	$94,827	$326,700	$22,571	$1,608,098
Executive Officer and President	2007	$550,000	$0	$473,550	$504,540	$160,000	$15,628	$1,703,718
Henri Broekmate,	2009	$267,308	$0	$150,973	$19,918	$139,250	$14,176	$591,625
General Manager and	2008	$250,000	$0	$211,000	$31,609	$81,000	$15,355	$588,964
Senior Vice President	2007	$240,000	$0	$192,290	$166,498	$42,500	$13,594	$654,882
Satish Maripuri,	2009	$300,000	$0	$182,008	$25,581	$135,000	$19,056	$661,645
Chief Operating Officer	2008	$300,000	$0	$272,400	$47,414	$97,200	$19,212	$736,226
	2007	$293,077	$0	$277,529	$227,043	$52,500	$13,324	$863,473
Donald M. Muir,	2009	$300,000	$0	$182,008	$25,581	$135,000	$13,179	$655,768
Chief Financial	2008	$300,000	$0	$0	$0	$97,200	$13,335	$410,535
Officer	2007	$75,000	$0	$218,400	$262,095	$26,250	$13,324	$595,069
Paula Shannon,	2009	$267,308	$0	$150,973	$19,918	$139,250	$18,959	$596,408
Chief Sales Officer,	2008	$250,000	$0	$197,600	$31,609	$81,000	$34,665	$594,874
General Manager and Senior Vice President	2007	$250,000	$0	$192,290	$166,498	$42,500	$16,849	$668,137

FOOTNOTES:

(1)	Effective February 15, 2007, Mr. Maripuri’s base salary was increased to $300,000. Effective September 17, 2007, the date he joined Lionbridge, Mr. Muir’s annual base salary was $300,000. Effective January 28, 2008, Mr. Broekmate’s base salary was increased to $250,000. Effective November 1, 2009, Mr. Broekmate’s and Ms. Shannon’s base salaries were increased to $300,000. Effective in February 2009, Ms. Shannon commenced receiving her salary in Canadian dollars instead of US dollars. Amounts reported for Ms. Shannon reflect the U.S. dollar value of her salary.

(2)	With the exception of ignoring the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock unit and option awards for fiscal 2009, fiscal 2008 and fiscal 2007, respectively. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officer for these awards during fiscal years 2009, 2008 or 2007. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested.

(3)	Cash award earned for 2009 performance under the Lionbridge Management Incentive Plan and the Strategic Incentive Plan and paid during 2010.

(4)	Includes $2,250 for each of Messrs. Cowan, Muir, and Maripuri and $481 for Mr. Broekmate as a Lionbridge match of 401(k) contributions, and for each executive other than Ms. Shannon, includes the value of employer-provided health and welfare benefits. Ms. Shannon, a resident of Canada, is not eligible to participate in the 401(k) program and does not receive health or welfare benefits from Lionbridge. In lieu thereof, she receives life insurance, accidental death and disability insurance, long-term disability insurance and an annual pension contribution in the aggregate amount reported as “All Other Compensation.”

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2009

The following table shows all awards granted to each of the Executive Officers during the fiscal year ended December 31, 2009.

Grants of Plan-Based Awards in Fiscal Year Ending December 31, 2009

Name	Grant Date and Date of Corporate Action	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[2] ($/Sh)	Grant Date Fair Value of Stock and Option Awards[3]
Rory J. Cowan	01/05/2009					29,250	$1.68	$26,326
Rory J. Cowan	01/05/2009				87,750			$147,420
Rory J. Cowan	05/14/2009					35,750	$1.70	$34,139
Rory J. Cowan	05/14/2009				157,250			$267,325
Rory J. Cowan		$302,500	$605,000	$825,000
Rory J. Cowan		$113,438	$222,035	$340,313
Henri Broekmate	01/05/2009					9,000	$1.68	$8,100
Henri Broekmate	01/05/2009				27,000			$45,360
Henri Broekmate	05/14/2009					12,375	$1.70	$11,817
Henri Broekmate	05/14/2009				62,125			$105,613
Henri Broekmate		$80,192	$160,385	$400,962
Henri Broekmate		$16,038	$32,077	$48,115
Satish Maripuri	01/05/2009					12,375	$1.68	$11,138
Satish Maripuri	01/05/2009				37,125			$62,370
Satish Maripuri	05/14/2009					15,125	$1.70	$14,443
Satish Maripuri	05/14/2009				70,375			$119,638
Satish Maripuri		$90,000	$180,000	$450,000
Satish Maripuri		$18,000	$36,000	$54,000
Donald M. Muir	01/05/2009					12,375	$1.68	$11,138
Donald M. Muir	01/05/2009				37,125			$62,370
Donald M. Muir	05/14/2009					15,125	$1.70	$14,443
Donald M. Muir	05/14/2009				70,375			$119,638
Donald M. Muir		$90,000	$180,000	$450,000
Donald M. Muir		$18,000	$36,000	$54,000
Paula Shannon	01/05/2009					9,000	$1.68	$8,100
Paula Shannon	01/05/2009				27,000			$45,360
Paula Shannon	05/14/2009					12,375	$1.70	$11,817
Paula Shannon	05/14/2009				62,125			$105,613
Paula Shannon		$80,192	$160,385	$400,962
Paula Shannon		$16,038	$32,077	$48,115

FOOTNOTES:

(1)	The amounts shown in the “Estimated Future Payouts under Non-Equity Plan Awards” column, subcolumn “Threshold,” reflect the minimum payout level under (a) the Lionbridge Management Incentive Plan for 2009 and (b) the Strategic Incentive Plan, each of which is 50% of such Executive’s Target bonus opportunity. The amounts shown in the subcolumn of “Target” reflect 100% of such Executive’s target bonus opportunity, and the amounts shown in the subcolumn of “Maximum” reflect 150% of such Executive’s target bonus opportunity, an amount that would have been payable had the Company exceeded the Target by 150% or more. These amounts are based on the Executive Officer’s base salary and target bonus opportunity for 2009, as further described in the section titled “Short-Term Incentive Compensation” in the Compensation Discussion and Analysis. Actual payouts made to Executive Officers for 2009 performance under the Lionbridge Management Incentive Plan and the Strategic Incentive Plan are shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The exercise price of all stock options granted under any Lionbridge equity plan is equal to the closing price of the Common Stock on the date of grant.

(3)	With the exception of ignoring the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock unit and option awards for fiscal 2009, fiscal 2008 and fiscal 2007, respectively. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officer for these awards during fiscal years 2009, 2008 or 2007. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested.

Outstanding Equity Awards at December 31, 2009

The following table sets forth information with respect to the Executive Officers concerning unexercised options, unvested stock and equity incentive plan awards as of December 31, 2009, and the value of such unvested stock awards as of the end of the fiscal year ended December 31, 2009.

Outstanding Equity Awards At December 31, 2009

	Option Awards[1]					Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards:. Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
Rory J. Cowan							439,500	$1,010,850	200,000		$460,000
Rory J. Cowan	0	0	0		$0.00	02/15/2010	12,000
Rory J. Cowan	250,000	0	0		$3.19	01/03/2011
Rory J. Cowan	104,999	15,001	0		$7.05	02/15/2011
Rory J. Cowan	284,803	0	0		$1.50	06/01/2011
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2011
Rory J. Cowan	0	0	0		$0.00	01/25/2012	150,000
Rory J. Cowan	125,000	75,000	0		$5.74	02/15/2012
Rory J. Cowan	0	0	0		$0.00	02/15/2012	32,500
Rory J. Cowan	100,000	0	0		$1.56	07/22/2012
Rory J. Cowan	100,000	0	0		$1.84	10/15/2012
Rory J. Cowan	0	0	0		$0.00	01/30/2013	87,750
Rory J. Cowan	0	0	0		$0.00	05/14/2013	157,250
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2013
Rory J. Cowan	200,000	0	0		$9.82	11/21/2013
Rory J. Cowan	125,000	0	0		$5.79	02/16/2015
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2015
Rory J. Cowan	0	29,250	0		$1.68	01/05/2016
Rory J. Cowan	0	35,750	0		$1.70	05/14/2016
Rory J. Cowan	0	0	0		$0.00	09/19/2016			200,000	[3]
Rory J. Cowan	22,500	37,500	0		$3.07	01/25/2018
Henri Broekmate							162,625	$374,038
Henri Broekmate	0	0	0		$0.00	02/15/2010	2,500
Henri Broekmate	34,999	5,001	0		$7.05	02/15/2011
Henri Broekmate	4,485	0	0		$2.70	04/26/2011
Henri Broekmate	0	0	0		$0.00	01/25/2012	45,000
Henri Broekmate	41,250	24,750	0		$5.74	02/15/2012
Henri Broekmate	0	0	0		$0.00	02/15/2012	11,000
Henri Broekmate	0	0	0		$0.00	11/03/2012	15,000
Henri Broekmate	0	0	0		$0.00	01/30/2013	27,000
Henri Broekmate	1,125	0	0		$2.41	04/23/2013
Henri Broekmate	0	0	0		$0.00	05/14/2013	62,125
Henri Broekmate	25,000	0	0		$9.82	11/21/2013
Henri Broekmate	35,000	0	0		$5.79	02/16/2015
Henri Broekmate	0	9,000	0		$1.68	01/05/2016
Henri Broekmate	0	12,375	0		$1.70	05/14/2016
Henri Broekmate	7,500	12,500	0		$3.07	01/25/2018

	Option Awards[1]				Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards:. Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
Satish Maripuri						202,500	$465,750
Satish Maripuri	0	0	0	$0.00	02/15/2010	5,000
Satish Maripuri	52,500	7,500	0	$7.05	02/15/2011
Satish Maripuri	0	0	0	$0.00	01/25/2012	60,000
Satish Maripuri	56,250	33,750	0	$5.74	02/15/2012
Satish Maripuri	0	0	0	$0.00	02/15/2012	15,000
Satish Maripuri	0	0	0	$0.00	11/03/2012	15,000
Satish Maripuri	0	0	0	$0.00	01/30/2013	37,125
Satish Maripuri	0	0	0	$0.00	05/14/2013	70,375
Satish Maripuri	200,000	0	0	$8.85	03/03/2014
Satish Maripuri	75,000	0	0	$5.79	02/16/2015
Satish Maripuri	0	12,375	0	$1.68	01/05/2016
Satish Maripuri	0	15,125	0	$1.70	05/14/2016
Satish Maripuri	11,250	18,750	0	$3.07	01/25/2018
Donald M. Muir						137,500	$316,250
Donald M. Muir	80,000	80,000	0	$3.64	09/17/2012
Donald M. Muir	0	0	0	$0.00	09/17/2012	30,000
Donald M. Muir	0	0	0	$0.00	01/30/2013	37,125
Donald M. Muir	0	0	0	$0.00	05/14/2013	70,375
Donald M. Muir	0	12,375	0	$1.68	01/05/2016
Donald M. Muir	0	15,125	0	$1.70	05/14/2016
Paula Shannon						156,375	$359,663
Paula Shannon	0	0	0	$0.00	02/15/2010	3,750
Paula Shannon	75,000	0	0	$3.19	01/03/2011
Paula Shannon	35,000	5,000	0	$7.05	02/15/2011
Paula Shannon	0	0	0	$0.00	01/25/2012	45,000
Paula Shannon	41,250	24,750	0	$5.74	02/15/2012
Paula Shannon	0	0	0	$0.00	02/15/2012	11,000
Paula Shannon	47,500	0	0	$1.56	07/22/2012
Paula Shannon	42,500	0	0	$1.84	10/15/2012
Paula Shannon	0	0	0	$0.00	11/03/2012	7,500
Paula Shannon	0	0	0	$0.00	01/30/2013	27,000
Paula Shannon	0	0	0	$0.00	05/14/2013	62,125
Paula Shannon	80,000	0	0	$9.82	11/21/2013
Paula Shannon	50,000	0	0	$5.79	02/16/2015
Paula Shannon	0	9,000	0	$1.68	01/05/2016
Paula Shannon	0	12,375	0	$1.70	05/14/2016
Paula Shannon	7,500	12,500	0	$3.07	01/25/2018

FOOTNOTES:

(1)	Options (other than the Performance Awards described in footnote 3 below) become exercisable over four years from date of grant, at the rate of 25% on the first anniversary and 12.5% on each six month anniversary thereafter.

(2)	Restricted Stock Awards (other than Performance Awards described in footnote 3 below) are subject to restrictions on disposition that lapse over two, three or four years from date of grant.

(3)	Performance Awards granted to Mr. Cowan that vest upon attainment of market-based performance conditions, none of which were attained in 2009.

(4)	Determined based on the Company’s closing stock price of $2.30 on December 31, 2009.

Option Exercises and Stock Vested in Fiscal 2009

The following table provides information for the Executive Officers on stock option exercises during 2009, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of stock awards and the value realized, before payment of any applicable withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rory J. Cowan	0	$0	161,692	$305,493
Henri Broekmate	0	$0	36,750	$55,535
Satish Maripuri	0	$0	56,675	$83,879
Donald M. Muir	0	$0	15,000	$40,650
Paula Shannon	0	$0	36,750	$53,935

Potential Benefits Upon Termination or Change of Control

Potential Benefits upon Termination of Employment. Mr. Cowan, the Company’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement with Lionbridge on September 19, 2006. If Mr. Cowan’s employment is terminated other than for cause, he is entitled to receive a severance payment equal to the sum of his annual base salary and variable compensation (determined based on the variable compensation paid for the prior year), plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for one year. In addition, any unvested outstanding equity held by Mr. Cowan would be accelerated in full except for the Performance Awards. Assuming Mr. Cowan’s employment was terminated other than for cause on December 31, 2009, Mr. Cowan would have been entitled to a cash payment in the amount of $550,000, representing his base salary, plus the additional amount of $453,750 representing his cash bonus for 2009, and continuation of health and related welfare benefits for one year with a value of $21,290. The value of Mr. Cowan’s equity awards that would be accelerated upon such a termination of employment would be $1,050,435, assuming a price per share of $2.30, representing the closing price of Lionbridge common stock on December 31, 2009. Thus, Mr. Cowan’s total compensation if his employment with the Company were to have terminated on December 31, 2009 would have been $2,075,475, based on cash severance, the value of benefit continuation, and the value of the acceleration of equity awards.

Under the terms of Mr. Muir’s Offer Letter, if his employment is terminated without cause, he will receive base salary continuation payments for a period of twelve months. Mr. Muir would also be entitled to receive health and welfare benefit continuation for the period during which he would be entitled to receive base salary continuation payment.

Under the terms of the Company’s Severance Policy for Executive Officers, each Executive Officer is entitled to receive cash payments equal to six months of base salary as of the date of termination without cause, and health and welfare benefit continuation for six months following date of termination without cause. Messrs. Broekmate and Maripuri, and Ms. Shannon, are covered by this Policy; Mr. Cowan’s severance benefits are governed by his Employment Agreement and Mr. Muir’s severance benefits are governed by his Offer Letter.

We are not obligated to make any payment to these executives if their employment is terminated by us for cause or by the executive without cause. In addition, continuation of health and related medical benefits following termination without cause would be provided to Mr. Cowan pursuant to the terms of his employment agreement and the vesting of any unvested shares of restricted stock and stock options, other than the Performance Awards, would be accelerated. Continuation of health and welfare benefits following termination without cause would be provided to Messrs. Broekmate, Muir and Maripuri and Ms. Shannon, under the Company’s severance policy for Executive Officers, with values as set forth opposite each such executive’s name. Ms. Shannon does not receive medical benefits from the Company.

Assuming the employment of our Executive Officers other than Mr. Cowan were to be have been terminated without cause on December 31, 2009, the following individuals would be entitled to payments in the amounts set forth opposite their name in the table below:

Name	Cash Severance on Termination Not for Cause	Health and Related Welfare Benefits	Total[1]
Henri Broekmate	$150,000	$7,088	$157,088	[2]
Satish Maripuri	$150,000	$9,528	$159,528	[2]
Donald M. Muir	$300,000	$13,179	$313,179	[3]
Paula Shannon	$150,000	$9,479	$159,479	[2]

(1)	Base salary for six months for each of Mr. Broekmate, Mr. Maripuri and Ms. Shannon, respectively.

(2)	Reflects base salary and health and related welfare benefit continuation for a period of six months in accordance with the Company’s severance policy for executives in effect as of December 31, 2009.

(3)	Reflects base salary and related welfare benefit continuation for a period of twelve months in accordance with Mr. Muir’s Offer Letter.

Potential Benefits upon a Change of Control. Pursuant to the terms of Mr. Cowan’s Amended and Restated Employment Agreement, if his employment is terminated without cause or for good reason within six months prior to or two years following a change of control—a “double trigger”—he would receive a severance payment equal to twice the sum of his annual base salary and variable compensation (determined based on the variable compensation paid for the prior year), plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for two years. In addition, all of his outstanding equity would be accelerated in full. Assuming a change of control was to have taken place on December 31, 2009, Mr. Cowan would have been entitled to a cash payment in the amount of $2,007,500, and continuation of health and related welfare benefits for two years with a value of $42,580. The value of Mr. Cowan’s equity awards that would be accelerated upon a change of control on December 31, 2009 would be $1,510,435, assuming a price per share of $2.30, representing the closing price of Lionbridge common stock on December 31, 2009. Mr. Cowan is also entitled to a partial gross up of any taxes attributable to Section 280G of the Internal Revenue Code. No gross up payment would be due Mr. Cowan assuming a change of control on December 31, 2009. Thus, Mr. Cowan’s total compensation if a change of control of the Company were to have taken place on December 31, 2009 would have been $3,560,515, based on cash severance, the value of benefit continuation, and the value of the acceleration of equity awards.

Under the terms of the 2006 Change of Control Plan, if the employment of any executive other than the Chief Executive Officer is terminated without cause or for good reason within 18 months of a change of control of Lionbridge (a “double trigger”), then the executive officer is entitled to severance benefits as follow: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Variable Compensation for such year; (b) payment of a pro-rata portion of the executive’s Target Variable Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an executive officer shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Assuming a change of control were to have taken place on December 31, 2009, each of the Executive Officers other than Mr. Cowan would have been entitled to the cash payment set forth on the table below, and the value of his or her equity awards that would be accelerated upon the change of control would have been that amount shown on the table below:

Name	Cash Severance on Change of Control	Value of Accelerated Equity	Health and Related Welfare Benefits	Total
Henri Broekmate	$720,000	$190,270	$21,265	$931,535
Satish Maripuri	$720,000	$237,062	$28,584	$985,646
Donald M. Muir	$720,000	$163,893	$16,986	$900,879
Paula Shannon	$720,000	$186,604	$28,438	$935,042

Pension Benefits; Nonqualified Deferred Compensation

Lionbridge does not sponsor any qualified or non-qualified defined benefit plans or maintain any non-qualified defined contributions plans or other deferred compensation plans for employees.

Employee Benefit Plans

Our employees, including our Executive Officers, are entitled to various employee benefits. These benefits include the following: medical, vision and dental care plans; flexible spending accounts for healthcare and dependent care; life and disability insurance; a 401(k) plan; and paid time off.

401(k) Plan

Lionbridge offers all eligible U.S. employees participation in a 401(k) Plan administered by Fidelity. Under the Plan, employees are eligible to receive a matching contribution from Lionbridge for 100% of the employees’ contributions, up to $2,250, each year; however, in May 2009, the matching contribution was suspended for the remainder of 2009.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL 2009

Under the terms of the Non-Employee Director Compensation Plan, as amended in 2008, upon joining the Board, non-employee directors holding less than 1% of the Company’s Common Stock are granted an option to purchase 20,000 shares of the Company’s Common Stock under Lionbridge’s 2005 Stock Incentive Plan. In addition, the non-employee directors also receive an annual option grant to purchase 10,000 shares of Common Stock under Lionbridge’s 2005 Stock Incentive Plan, and an annual retainer payable in cash and through a restricted stock unit (RSU) in the aggregate amount of $50,000. The option grants and the RSU each vest over two years from the date of grant at the rate of 50% on each anniversary of grant date. In addition, directors serving on the Audit Committee receive an annual retainer of $5,000. The chairman of each of the Audit Committee and the Nominating and Compensation Committee receives an annual cash retainer of $15,000 and $10,000, respectively. Effective in 2008, the Lead Director receives an annual retainer of $15,000. Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board. Each Director may, at his option, defer all or a portion of his annual cash or equity retainer, and any committee retainer, in the Company’s Deferred Compensation Plan for Independent Directors. Mr. Blechschmidt has elected to defer the equity portion of his retainer until such time as he retires from the Board.

In accordance with this director compensation policy, on May 1, 2009, each of Messrs. Blechschmidt, de Chazal, Fisher, Kavanagh and Sheer received an annual option grant, at an exercise price of $1.39 per share, which was equal to the fair market value of Common Stock on the date of grant.

The following table and notes present the compensation earned by directors in fiscal year 2009.

Director Compensation in Fiscal Year 2009

Name	Year	Fees Earned or Paid in Cash ($)	Option Awards[1,2] ($)	Restricted Stock Unit Awards[3] ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Blechschmidt	2009	$40,000	$7,808	$25,001	$0	$0	$0	$72,809
	2008	$40,000	$12,510	$25,000	$0	$0	$0	$77,510
	2007	$40,000	$26,838	$24,998	$0	$0	$0	$91,836
Guy de Chazal	2009	$45,000	$7,808	$25,001	$0	$0	$0	$77,809
	2008	$45,000	$12,510	$25,000	$0	$0	$0	$82,510
	2007	$30,000	$26,838	$24,998	$0	$0	$0	$81,836
Steven Fisher(3)	2009	$36,510	$20,237	$29,167	$0	$0	$0	$85,914
	2008	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0
Jeffrey Goodman(3)	2009	$12,943	$0	$0	$0	$0	$0	$12,943
	2008	$30,000	$12,510	$25,000	$0	$0	$0	$67,510
	2007	$30,000	$26,838	$24,998	$0	$0	$0	$81,836
Paul Kavanagh	2009	$25,000	$7,808	$25,001	$0	$0	$0	$57,809
	2008	$25,000	$12,510	$25,000	$0	$0	$0	$62,510
	2007	$25,000	$26,838	$24,998	$0	$0	$0	$76,836
Claude Sheer	2009	$35,000	$7,808	$25,001	$0	$0	$0	$67,809
	2008	$35,000	$12,510	$25,000	$0	$0	$0	$72,510
	2007	$35,000	$26,838	$24,998	$0	$0	$0	$86,836

FOOTNOTES:

(1)	With the exception of ignoring the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock unit and option awards for fiscal 2009, fiscal 2008 and fiscal 2007, respectively. These amounts do not represent the actual amounts paid to or realized by the director for these awards during fiscal years 2009, 2008 or 2007. The value as of the grant date for stock options and restricted stock units is recognized over the number of days of service required for the grant to become vested.

(2)	Mr. Fisher was elected a director of Lionbridge on March 2, 2009. Mr. Goodman retired as a director of Lionbridge on May 1, 2009.

(3)	On May 1, 2009, each non-management director was granted options to purchase 10,000 shares of the Company’s common stock, at the exercise price of $1.39 per share, which was equal to the fair market value of the Common Stock on the date of grant. This option vests over two years.

(4)	The restricted stock unit awards represent shares of Common Stock subject to restrictions that lapse on June 1, 2010. Messrs. Blechschmidt, de Chazal, Fisher, Kavanagh and Sheer each received an award of 17,986 restricted stock units on May 1, 2009.

During 2009, all equity compensation granted by Lionbridge was granted in the form of grants of stock options (at fair market value), restricted stock and restricted stock units, under the Lionbridge 2005 Stock Incentive Plan. During 2009, 1,595,022 equity awards were granted under the 2005 Stock Incentive Plan, as follows:

Equity Compensation Plan Information as of December 31, 2009

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,346,212	$5.32	3,855,454

Equity compensation plans not approved by security holders	0	0	0

Total	5,346,212	$5.32	3,855,454

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Company’s Board of Directors is charged pursuant to its Charter with reviewing, approving and ratifying any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in the Company’s filings with the SEC pursuant to Item 404 of Regulation S-K (a “Related Person Transaction”). In considering any Related Person Transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved (including whether the transaction amount exceeds $120,000), the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, the Company’s obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any Related Person Transaction. The Audit Committee reports its determination regarding any Related Person Transaction to the full Board of Directors at the next regularly scheduled meeting of the Board of Directors. No potential Related Person Transactions were brought to the Audit Committee for consideration in 2009.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Blechschmidt (Chairman), de Chazal and Fisher, none of whom is an officer or employee of the Company. Each member of the Audit Committee is “independent” as defined in Nasdaq Rule 4200(a)(15). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has adopted a policy requiring that the provision of audit and permitted non-audit services by any outside auditor be approved in advance by the Committee.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully Submitted by the Audit Committee:

Edward A. Blechschmidt, Chairman

Guy L. de Chazal

Steven Fisher

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee is responsible for selecting Lionbridge’s independent auditors. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent auditors for the 2010 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board of Directors are submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain that firm.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy material for Lionbridge’s 2011 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by November 18, 2010. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 90 days, but not more than 120 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD AND THE COMPANY

Lionbridge stockholders are encouraged to communicate with the Company. The following communication options are available.

If you would like to receive information about Lionbridge, you may use one of the following methods:

1. Lionbridge’s Internet site, located at www.lionbridge.com, contains service and product offerings, news and other information. Lionbridge’s Investor Relations Web site, located at http://investors.lionbridge.com, contains company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and link to Lionbridge’s filings with the Securities and Exchange Commission. An online version of this proxy statement and of Lionbridge’s 2008 Annual Report to Stockholders, as well as all of Lionbridge’s filings with the Securities and Exchange Commission, are available through at http://investors.lionbridge.com.

2. To have information such as Lionbridge’s latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please call Lionbridge Investor Relations at (781) 434-6000, or send an email request to Investor_Relations@lionbridge.com.

If you would like to contact us, please call Lionbridge Investor Relations at (781) 434-6000, send an email request to Investor_Relations@lionbridge.com, or send correspondence to Lionbridge Technologies, Inc., Attn: Investor Relations, 1050 Winter Street, Waltham, MA 02451.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

If you would like to contact the Board of Directors or any specific individual director, please send your correspondence to Lionbridge Technologies, Inc. Board of Directors, Attention: Corporate Secretary, 1050 Winter Street, Waltham, MA 02451.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Nominating and Compensation Committee Report on Executive Compensation,” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as Lionbridge’s independent auditor for the years ended December 31, 2009 and 2008, and the Audit Committee has approved its reappointment as auditor for the year ended December 31, 2010.

The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge’s independent auditor for the year ended December 31, 2010 because no action is required by the Company’s Second Amended and Restated Certificate of Incorporation, By-Laws or under Delaware law. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 2-01 of Regulation S-X promulgated thereunder (“Rule 2-01”), the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company, including the performance of any audit required by the Exchange Act and the rules promulgated thereunder.

The Audit Committee has adopted a policy and procedures which set forth the manner in which the Audit Committee will review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is retained.

Under the provisions of this policy, certain services including annual audit services, audit related services and income tax services are subject to the Audit Committee’s “general” pre-approval on an annual basis in advance of the year during which such services will be rendered. All tax services were subject to specific pre-approval in 2010 and the annual audit services, including services related to the preparation of statutory accounts were approved under the general pre-approval authority of the Committee. Certain other services, including tax planning services, and any other services are subject to specific pre-approval and engagement by the Audit Committee on a case by case basis. The Audit Committee has the discretion to delegate either type of pre-approval authority to its chairperson or other committee members.

Representatives of PricewaterhouseCoopers LLP participated in all meetings of the Audit Committee in 2009 that related to the review of unaudited quarterly and audited annual financial results. The Audit Committee pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by it for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. All of the fees described below were approved by the Audit Committee in 2009.

Audit Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s consolidated financial statements included in our Annual Reports on Form 10-K, reviews of Lionbridge’s consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services performed in connection with statutory and regulatory filings for the years ended December 31, 2009 and 2008 were $2,062,000 and $2,256,000, respectively.

The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained in the Securities and Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Audit-Related Fees: Total fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2009 and 2008 were $0 and $0, respectively.

Tax Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advisory services for the years ended December 31, 2009 and 2008 were $165,000 and $212,000, respectively. These fees include professional services provided in connection with international tax planning and advisory services. All of the services described in this paragraph were pre-approved by the Audit Committee.

All Other Fees: There were fees of $2,000 related to an accounting software license for each of the years ended December 31, 2009 and 2008.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or e-mail. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

The contents of and the sending of this Proxy Statement have been unanimously approved by the Board of Directors of the Company.

LIONBRIDGE TECHNOLOGIES, INC. 1050 WINTER STREET SUITE 2300 WALTHAM, MA 02451

VOTE IN PERSON

You may attend the meeting and request a ballot to vote in person. Directions to the location of the Meeting are available at http://www.lionbridge.com/lionbridge/en-US/company/locations/the-americas.htm#Waltham by clicking on the link to “Directions” to our Waltham office.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Do not return your Proxy Card if you are voting by Telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	LIONB1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIONBRIDGE TECHNOLOGIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	To elect two members of the Board of Directors for a three-year term as Class II Directors consisting of the foregoing nominees.	☐	☐	☐

Nominees:
01) Edward A. Blechschmidt
02) Guy L. de Chazal

Vote On Proposals						For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Lionbridge’s independent auditors for the fiscal year ending December 31, 2009.					☐	☐	☐

The Lionbridge Board of Directors recommends that you vote FOR each of the proposals.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.		Yes	No	☐

Please indicate if you plan to attend this meeting.		☐	☐

        The signature on this proxy should correspond exactly with stockholder’s name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signature is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com.

LIONB2

PROXY

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, MAY 3, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Rory J. Cowan, Donald M. Muir and Margaret A. Shukur, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lionbridge to be held on Monday, May 3, 2010, at 10:00 A.M. Eastern Time at 1050 Winter Street, Suite 2300, Waltham, Massachusetts 02451 (the “Annual Meeting”).

            In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) [Continued and to be dated and signed on reverse side]

SEE REVERSE SIDE	SEE REVERSE SIDE